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                                                                  Exhibit 10.18

                        THIRD AMENDMENT TO OFFICE LEASE

     This Third Amendment to Office Lease is entered into between Matco Enterprises, Inc., a Washington corporation, hereinafter referred to as "Landlord", and qad. inc, a California corporation, hereinafter referred to as "Tenant".

     This Third Amendment To Office Lease is made in reference to the following facts:

     A. Landlord and Tenant entered into an Office Lease, dated November 30, 1992, for Suites I, K and L located at 5464 Carpinteria Avenue, Carpinteria, California, hereinafter "Office Lease".

     B. Landlord and Tenant entered into a First Amendment To Office Lease dated September 9, 1993, whereby Landlord leased Suites C and H to Tenant on the terms and conditions of the First Amendment To Office Lease.

     C. Landlord and Tenant entered into a Second Amendment To Office Lease dated January 14, 1994, whereby Landlord leased Suite J to Tenant on the terms and conditions of the Second Amendment To Office Lease.

     D. Tenant desires to lease additional space at 5464 Carpinteria Avenue, Rooms B and C of the Basement, specifically, and Landlord has agreed to lease Rooms B and C of the Basement on the terms and conditions of this Third Amendment To Office Lease.

     IT IS AGREED:

     1.  TEMPORARY LEASE OF ROOM C.

     Landlord hereby leases to Tenant Room C in the Basement located at 5464 Carpinteria Avenue, City of Carpinteria, County of Santa Barbara, State of California, identified on the floor plan attached hereto as Exhibit "A". The term of this lease as to Room C shall be ninety (90) days commencing December 15, 1993. Tenant shall pay as rent the sum of $750.00 ($0.75/square foot x 1000 net rental square feet) upon execution of this amendment and in advance on the 1st of each month during the term of this lease as


                                       1.

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to Room C.  Minimum monthly rent for any partial month, including the first month and last month of the lease as to Room C of the Basement shall be prorated at the rate of 1/30th of the minimum monthly rent per day. Tenant shall not be charged any share of property taxes or operating expenses under Paragraphs 8, 9 and 10 of the Office Lease for the lease of Room C. Landlord shall not be required to perform any tenant improvements for this space. In the event any tenant improvements are required, they shall be done at Tenant's expense.

     2.  ADDITIONAL LEASED PREMISES.

     The Additional Leased Premises hereunder is Room B of the Basement located at 5464 Carpinteria Avenue, in the City of Carpinteria, County of Santa Barbara, State of California, and identified on the floor plan attached hereto as Exhibit "A". Said Additional Leased Premises contain 1214 net rentable square feet in Room C of the Basement. The reference to the term Premises in the Office Lease shall also apply to the Additional Leased Premises as used in this First Amendment To Office Lease.

     3.  TERM OF LEASE.

     The term of this Third Amendment To Office Lease as to Room B of the Basement shall commence one day after notification that the improvements required for the Additional Leased Premises have been substantially completed and shall terminate with the termination of the Office Lease.

     4.  RENT.

     (a) Tenant shall pay Landlord, as minimum monthly rent without deduction, set off, prior notice or demand, the sum of $910.50 ($0.75/per square foot x 1214 of net rentable square footage for Room B of the Basement) in advance on the first day of each month commencing on date of commencement of term of the Lease for the Additional Leased Premises, Room B of the Basement, and continuing during the term of the original Office Lease and the First and Second Amendments To Office Lease, which rent shall be in addition to the rent provided for in the Office Lease and the


                                       2.

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First and Second Amendments To Office Lease.  Minimum monthly rent for any partial month, including the first month and last month of the lease as to Room B of the Basement shall be prorated at the rate of 1/30th of the minimum monthly rent per day.

     (b) The rental for Room B shall not be subject to the annual CIP increase for January 1, 1994; however, for each year thereafter the minimum monthly rent shall be subject to adjustments as provided for in Paragraph 5(b) of the Office Lease.

     5.  SECURITY DEPOSIT.

     Simultaneously with the execution of the Third Amendment To Office Lease, Tenant shall deposit with Landlord $2440.14 which includes the sum of $910.50 representing the first month's rent, $910.50 representing the additional security deposit for the Additional Leased Premises and the sum of $619.14 representing the payment towards the first month's operating costs and real property taxes.

     6.  PROPERTY TAXES AND OPERATING COSTS.

     Tenant shall pay monthly to Landlord as additional rent its proportionate share of property taxes, and operating costs which shall be computed in the manner provided for the Paragraphs 8, 9 and 10 of the Office Lease taking into account the additional net rentable square footage occupied by Tenant in the Additional Leased Premises.

     7.  TENANT IMPROVEMENTS.

     Tenant improvements for the Additional Leased Premises, Room B of the Basement, shall be completed according to the terms and conditions:

     (a) Within fifteen (15) days of execution of this Third Amendment To Office Lease, Tenant shall provide Landlord with plans and specifications for the tenant improvements for Room B of the Basement. Provided Tenant has timely delivered to Landlord its plans and specifications for the tenant improvements for Room B of the Basement, and the requirements for the tenant improve-


                                       3.

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ments are limited to fresh paint, carpeting, dropped ceiling, supplemental
HVAC, and data communication capability around the parameter of the room, Landlord shall have a maximum of sixty (60) days from the execution of this Third Amendment To Office Lease to construct the tenant improvements in accordance with the plans and specifications provided by Tenant. Landlord shall deliver possession of the Additional Leased Premises to Tenant for occupancy promptly and will use every reasonable effort to deliver possession as soon as possible.

     (b) Landlord shall initially pay the cost of the tenant improvements. Tenant shall reimburse Landlord for the cost of the tenant improvements amortized over the remaining term of the Office Lease in equal monthly installments over and above the rent provided for in Paragraph 3 above.

     8.  ADDITIONAL TERMS.

     Except where inconsistent with this Third Amendment To Office Lease, the terms and conditions of the Office Lease shall apply equally to the Additional Leased Premises as to Suites I, L, K, C, H and J.

     IN WITNESS WHEREOF, the parties have executed this Third Amendment to Office Lease on January 14, 1994.

LANDLORD:                              MATCO ENTERPRISES, INC., a
                                       Washington Corporation

                                       By: /s/Meriko Tamaki
                                          -------------------------------------
                                          MERIKO TAMAKI, formerly known as
                                          Meriko Tamaki Wong, President


TENANT:                                qad, inc.

                                       By: /s/Pamela M[ILLEGIBLE] Lopker
                                          -------------------------------------
                                          PAM LOPKER, President

                                       By: /s/Karl Lopker
                                          -------------------------------------
                                          KARL LOPKER, Vice-President

                                                         (Signatures Continued)


                                       4.

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                                                         (Continued Signatures)




APPROVED AS TO FORM AND CONTENT:

THE WILLIAM HERBERT COMPANY

By: /s/William Pintard
    ------------------------------
    WILLIAM PINTARD



                                       5.

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                                   EXHIBIT A

                                  [FLOOR PLAN]




                             5464 Carpinteria Ave.
                                  - Basement -

Room C and B is Leased Premises.